                                                                    EXHIBIT 4C.2

                       MORTGAGE NOTE AGREEMENTS AMENDMENT

                         PLUM CREEK MANUFACTURING, L.P.
                                999 Third Avenue
                            Seattle, Washington 98104

                                                        Dated as of May 31, 1996

To each of the Noteholders
         listed on Schedule I
         attached hereto

Dear Noteholder:

         WHEREAS, each of the purchasers of the Mortgage Notes, Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Company"), as successor in interest to Plum Creek Manufacturing, Inc., and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership") entered into First Mortgage Note Agreements dated as of May 31, 1989 (the "Original Mortgage Note Agreements") pursuant to which the Company issued $160,000,000 aggregate principal amount of its 11 1/8% First Mortgage Notes due June 8, 2007 (the "Mortgage Notes");

         WHEREAS, the Original Mortgage Note Agreements were amended and affected by (i) the Mortgage Note Agreement Amendment, Consent and Waiver dated as of January 1, 1991, (ii) a letter amendment dated April 22, 1993, (iii) a Mortgage Note Agreement Amendment dated as of September 1, 1993, (iv) a Mortgage Note Agreement Amendment dated as of May 20, 1994 and (v) an Amendment to Mortgage Note Agreement dated as of June 15, 1995 (collectively the "Amendments," the Original Mortgage Note Agreements, as amended by the Amendments, the "Mortgage Note Agreements");

         WHEREAS, Mortgage Notes in the aggregate principal amount of $138,700,000 remain outstanding and are held by the holders thereof (individually a "Noteholder", and collectively the "Noteholders") in the aggregate principal amount for each Noteholder shown opposite the name of such Noteholder on Schedule I;

         WHEREAS, the Company, the Partnership and the Noteholders wish to enter into this agreement (this "Agreement") in order to further amend certain provisions of the Mortgage Note Agreements;

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         NOW, THEREFORE, the Company and the Partnership hereby agree with each
Noteholder as follows:

SECTION 1.        DEFINITIONS.

                  All capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Mortgage Note Agreements.

SECTION 2.        AMENDMENTS TO THE MORTGAGE NOTE AGREEMENTS.

         2.1      AMENDMENTS TO PARAGRAPH 11B OF THE MORTGAGE NOTE AGREEMENTS.

                  The definition of the term "Company's Pro Forma Free Cash Flow" contained in paragraph 11B of the Mortgage Note Agreements is hereby amended in its entirety to read as follows:

                  " 'Company's Pro Forma Free Cash Flow' as of any date shall mean (i) net income of the Company and its Restricted Subsidiaries (excluding (a) gain on the sale of any Capital Asset of the Company or any Restricted Subsidiary, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Company or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the "Company Measurement Period") determined in accordance with generally accepted accounting principles before deducting depreciation, depletion, amortization and other noncash charges, interest expense on Debt and provision for income taxes, minus (ii) capital expenditures made by the Company and its Restricted Subsidiaries during the Company Measurement Period to maintain their respective operations; provided, however, if (A) the Company or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Company's Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Company Measurement Period and such assets shall be considered to have been owned by the Company during the entire Company Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Company Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Company's chief financial officer; further provided, however, that portion of Company's Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Company Measurement Period at a rate greater than the rate at which the Company has harvested Timber from its Timberlands during the Company Measurement

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         Period, as certified in good faith by the chief financial officer of the Company; and finally provided, however, if Company's Pro Forma Free Cash Flow is being determined for any Company Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Company Measurement Period by the Company or any Restricted Subsidiary, such Restricted Subsidiary shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall not be considered to have been owned by the Company during any part of such Company Measurement Period, and the net income that otherwise would have been attributable to such Restricted Subsidiary or asset during such Company Measurement Period shall be certified in good faith by the chief financial officer of the Company.".

                  The definition of the Term "Partnership Pro Forma Free Cash Flow" contained in paragraph 11B of the Mortgage Note Agreements is hereby amended in its entirety to read as follows:

                  " 'Partnership Pro Forma Free Cash Flow' as of any date shall mean (i) consolidated net income of the Partnership and the Partnership Restricted Subsidiaries (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Partnership or any Partnership Restricted Subsidiary in the earnings of, any entity which is not a Partnership Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the "Partnership Measurement Period") determined in accordance with generally accepted accounting principles plus depreciation, depletion, amortization and other noncash charges, interest expense on Debt and provision for income taxes, minus (ii) capital expenditures made by the Partnership and Partnership Restricted Subsidiaries during the Partnership Measurement Period, to maintain their respective operations; provided, however, if (A) the Partnership or a Partnership Restricted Subsidiary is acquiring a Partnership Restricted Subsidiary or assets and (B) Partnership Pro Forma Free Cash Flow is being determined in connection therewith, such Partnership Restricted Subsidiary shall be considered to have been a Partnership Restricted Subsidiary during the entire Partnership Measurement Period and such assets shall be considered to have been owned by the Partnership during the entire Partnership Measurement Period if net income attributable to such Partnership Restricted Subsidiary or such assets (as the case may be) for the entire Partnership Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Partnership's chief financial officer; further provided, however, that portion of Partnership Pro Forma Free Cash Flow allocable to such Partnership Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Partnership Restricted Subsidiary or from such assets during the Partnership Measurement Period at a rate greater than the rate at which the Partnership has harvested Timber from its Timberlands during the Partnership

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         Measurement Period, as certified in good faith by the chief financial officer of the Partnership; and finally provided, however, if Partnership Pro Forma Free Cash Flow is being determined for any Partnership Measurement Period and a Partnership Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Partnership Measurement Period by the Partnership or any Partnership Restricted Subsidiary, such Partnership Restricted Subsidiary shall not be considered to have been a Partnership Restricted Subsidiary during any part of such Partnership Measurement Period and such assets shall not be considered to have been owned by the Partnership during any part of such Partnership Measurement Period, and the net income that would otherwise have been attributable to such Partnership Restricted Subsidiary or asset during such Partnership Measurement Period shall be certified in good faith by the chief financial officer of the Partnership.".

                  2.2      AMENDMENTS TO PARAGRAPH 12C OF THE MORTGAGE NOTE
                           AGREEMENTS.

                  Paragraph 12C of the Mortgage Note Agreements is hereby amended in its entirety to read as follows:

                  "12C. Consent to Amendments. This Agreement (including, without limitation, paragraph 5, paragraph 6 and clauses (iii) through
         (xv) of paragraph 8A) may be amended, and the Company or the Partnership may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company (or in the case of paragraph 7, the Partnership) shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or affect the time, amount or allocation of prepayments required pursuant to paragraph 4A or alter or amend the right of any Significant Holder to declare all of the Notes held by such Significant Holder to be due and payable in accordance with the provisions of paragraph 8A, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references

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         thereto shall mean this Agreement as it may from time to time be amended or supplemented.".

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

                  Each of the Company and the Partnership represents and warrants as follows:

         3.1      NO DEFAULT.

                  No Default or Event of Default has occurred and is continuing.

         3.2      ORGANIZATION.

                  The Company is a limited partnership, duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted and to enter into this Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted and to enter into this Agreement.

         3.3      QUALIFICATION.

                  Each of the Company and the Partnership is duly qualified or registered for transaction of business and in good standing as a foreign limited partnership, in each jurisdiction in which the failure so to qualify or be registered would have a material adverse effect on the business, property or assets, condition or operations of the Company or the Partnership, or on the ability of the Company or the Partnership to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes.

         3.4      CHANGES, ETC.

                  Except as contemplated by this Agreement, since June 30, 1995, the date of the most recent consolidated financial statements of the Partnership, (a) neither the Company nor the Partnership has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been any material adverse change in the business, properties or assets, condition (financial or otherwise) or operations of the Company or the Partnership.

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         3.5      ACTIONS PENDING.

                  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company or the Partnership, threatened against the Company or the Partnership, or any properties or rights of the Company or the Partnership, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement, or any action taken or to be taken pursuant to this Agreement, which would be reasonably likely to result in any material adverse change in the business, properties or assets, coalition or operations of the Company or the Partnership, or in the inability of the Company or the Partnership to perform its obligations under this Agreement, the Mortgage Note Agreements or the Mortgage Notes, following the effectuation of the transactions described herein.

         3.6      COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

                  The Company is not in violation of any provision of its Partnership Agreement and the Partnership is not in violation of any provision of the Partnership Agreement and neither the Company nor the Partnership is in violation of any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a material adverse effect on its business, properties or assets, condition (financial or otherwise) or operations or on the ability of the Company or the Partnership to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the performance of the Mortgage Note Agreements or the Mortgage Notes, and the execution, delivery and performance by the Company and the Partnership of this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company or the Partnership to create) any Lien upon any of the properties or assets of the Company or the Partnership, pursuant to any such term except for Liens permitted by paragraph 6B(l) of the Mortgage Note Agreements; and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, properties or assets, condition or operations of the Company or the Partnership or the ability of the Company or the Partnership to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes.

         3.7      GOVERNMENTAL CONSENT.

                  No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the

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Company and the Partnership of this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes.

         3.8      AUTHORIZATION; ENFORCEABILITY.

                  This Agreement has been duly authorized by all requisite action and duly executed and delivered by authorized officers of each of the General Partner of the Company and the General Partner of the Partnership, and the Mortgage Note Agreements and the Mortgage Notes, as amended and affected by this Agreement, are valid obligations of the Company and the Partnership (in the case of the Mortgage Note Agreements), legally binding upon and enforceable against the Company and the Partnership (in case of the Mortgage Note Agreements) in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

         3.9      DISCLOSURE.

                  Neither this Agreement nor any other document, certificate or statement furnished in writing to you by or on behalf of the Company or the Partnership in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or the Partnership which materially adversely affects or in the future may (so far as the Company or the Partnership can now reasonably foresee) materially adversely affect the business, property or assets, condition or results of operations of the Company or the Partnership and which has not been set forth in this Agreement, or in the other documents, certificates and statements furnished in writing to you by or on behalf of the Company or the Partnership, prior to the date hereof in connection with the transactions contemplated hereby.

         3.10     AFFIRMATION OF GUARANTEE.

                  The Partnership hereby agrees that its Guarantee in respect of the Mortgage Notes, as set forth in paragraph 7 of the Mortgage Note Agreements shall continue in full force and effect after the effectiveness of this Agreement.

SECTION 4.        MISCELLANEOUS.

         4.1      CONTINUITY AND INTEGRATION OF AGREEMENTS.

                  Upon the effectiveness of this Agreement, the Mortgage Note Agreements and the Mortgage Notes, as amended and affected by this Agreement, shall remain in full force and effect

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and are hereby ratified and confirmed by the parties hereto, and the Mortgage
Note Agreements and this Agreement shall be deemed to be and are construed as a single agreement.

         4.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, and the transfer of any Mortgage Note by a holder thereof. Such representations and warranties may be relied upon by any Transferee of a Mortgage Note from a holder thereof.

         4.3      EFFECTIVENESS.

                  This Agreement shall become effective upon its execution and delivery by the Company and the Partnership and (a) in the case of the amendments set forth in paragraph 2.1, the Required Holders, and (b) in the case of the amendments set forth in paragraph 2.2, the Noteholders holding 100% of the outstanding Mortgage Notes as indicated on Schedule I hereto. Upon the effectiveness of this Agreement all of the Mortgage Note Agreements shall be amended as set forth in paragraph 2.1, paragraph 2.2 or both, depending upon the percentage of Noteholders agreeing thereto by the execution of this Agreement, and thereafter, all references to, and actions taken or omitted to be taken in connection with, the Mortgage Note Agreements (including, without limitation, all references to the Mortgage Note Agreements in the Mortgage Notes) shall mean and be a reference to the Mortgage Note Agreements as amended by this Agreement.

         4.4      SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         4.5      DESCRIPTIVE HEADINGS.

                  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         4.6      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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         4.7      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,THE LAW OF THE STATE OF NEW YORK.

//                IN WITNESS WHEREOF, the parties hereto have executed this
Agreement to be effective as of the date first above written.

                             PLUM CREEK MARKETING, INC.

                             By:   /s/ Diane M. Irvine
                                   --------------------------------------------
                             Title:  Vice President and Chief Financial Officer

                             PLUM CREEK MANUFACTURING, L.P.
                             By Plum Creek Management Company, L.P.,
                                   its General Partner

                             By:   /s/ Diane M. Irvine
                                   --------------------------------------------
                             Title:  Vice President & Chief Financial Officer

                             PLUM CREEK TIMBER COMPANY,  L.P.
                             By Plum Creek Management Company, L.P.,
                                    Its General Partner

                             By:   /s/ Diane M. Irvine
                                   --------------------------------------------
                             Title:  Vice President and Chief Financial Officer

                             ALLSTATE LIFE INSURANCE COMPANY

                             By:   /s/ Patricia W. Wilson
                                   --------------------------------------------
                             Title: Authorized Signatory


                             By:   /s/ Steven M. Laude
                                   --------------------------------------------
                             Title: Authorized Signatory




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                                  ALLSTATE LIFE INSURANCE COMPANY OF
                                      NEW YORK

                                 By:  /s/ Patricia W. Wilson
                                      -----------------------------------------
                                 Title:   Authorized Signatory

                                 By:  /s/ Steven M. Laude
                                      -----------------------------------------
                                 Title:   Authorized Signatory

                                 AMERICAN MUTUAL LIFE
                                      INSURANCE COMPANY
                                 (formerly Central Life Assurance Company)

                                 By:  /s/ Roger D. Fors
                                      -----------------------------------------
                                 Title:   VP - Investment Mgt & Research


                                 CENTURY LIFE OF AMERICA

                                 By:  /s/ Joseph P. Young
                                      -----------------------------------------
                                 Title:   Sr Investment Officer


                                 JOHN HANCOCK MUTUAL LIFE INSURANCE
                                      COMPANY

                                 By:  /s/ Stephen A. MacLean
                                      -----------------------------------------
                                 Title:   Senior Investment Officer


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                             JOHN HANCOCK VARIABLE LIFE INSURANCE
                                  COMPANY

                             By:  /s/ Stephen A. MacLean
                                  ---------------------------------------------
                             Title:   Vice President - Investments



                             MASSACHUSETTS MUTUAL LIFE INSURANCE
                                  COMPANY

                             By:  /s/ Richard C. Morrison
                                  ---------------------------------------------
                             Title:   Managing Director


                             MELLON BANK, N.A., solely in its capacity as Trustee for the AT&T MASTER PENSION TRUST, (as directed by John Hancock Mutual life Insurance Company), and not in its individual capacity

                             By:  /s/ Allan M. Seaman
                                  ---------------------------------------------
                             Title:   Associate Counsel



                             MELLON BANK, N.A., solely in its capacity as Trustee for the NYNEX MASTER PENSION TRUST, (as directed by John Hancock Mutual life Insurance Company), and not in its individual capacity

                             By:  /s/ Allan M. Seaman
                                  ---------------------------------------------
                             Title:   Associate Counsel





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                             MODERN WOODMEN OF AMERICA

                             By:   /s/ Nick S. Coin
                                   --------------------------------------------
                             Title: Supervisor, Securities Division


                             THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                             By:   /s/ Ray G. Kennedy
                                   --------------------------------------------
                             Title: Vice President


                             TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA

                             By:   /s/ Angela Brock-Kyle
                                   --------------------------------------------
                             Title: Associate Director - Private Placements

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                                                                      SCHEDULE I

                             SCHEDULE OF NOTEHOLDERS


                                                                             Principal Amount of
                                                                                Mortgage Notes
Noteholder                                                                    Held as of 5/31/96
- ----------                                                                   -------------------
Allstate Life Insurance Company                                               $  8,668,750.00
Allstate Life Insurance Company of New York                                      1,733,750.00
American Mutual Life Insurance Company                                           2,600,625.00
(formerly Central Life Assurance Company)
Century Life of America                                                          2,600,625.00
John Hancock Mutual Life Insurance Company                                      30,774,062.50
John Hancock Variable Life Insurance Company                                     1,300,312.50
Massachusetts Mutual Life Insurance Company                                      8,668,750.00
Mellon Bank, N.A., as Trustee for AT&T Master Pension Trust                        866,875.00
Mellon Bank, N.A., as Trustee for NYNEX Master Pension Trust                     2,600,625.00
Modern Woodmen of America                                                        2,167,187.50
The Prudential Insurance Company of America                                     65,882,500.00
Teachers Insurance and Annuity Association of America                           10,835,937.50
                                                                              ---------------

                  Aggregate Principal Amount of Mortgage Notes                $138,700,000.00
//

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